Exhibit 99

American Physicians Capital, Inc. Reports First Quarter 2009 Results

EAST LANSING, Mich.--(BUSINESS WIRE)--April 30, 2009--American Physicians Capital, Inc. (APCapital) (NASDAQ:ACAP) today announced net income of $10.1 million or $1.13 per diluted common share for the first quarter of 2009. This compares to net income of $11.4 million, or $1.13 per diluted common share for the first quarter of 2008. At March 31, 2009, APCapital’s book value per share was $28.95 based on 8,569,382 shares outstanding.

“APCapital continues to produce solid financial results and to return value to shareholders even in these turbulent times,” said President and Chief Executive Officer R. Kevin Clinton. “During the first quarter, APCapital repurchased 295,200 shares at an average cost of $41.72 per share and paid out a cash dividend of $.11 per common share.”

“Loss development trends continued to be stable, resulting in $8.2 million of positive reserve development in the first quarter. Reported claims were again low at 244 for the first quarter and severity remained relatively flat,” stated Clinton.

Clinton continued, “I am also pleased to report that on April 9, 2009 A.M. Best Co. affirmed the financial strength rating of A- (Excellent) our primary subsidiary, American Physicians Assurance Corporation, and maintained our outlook as stable. This rating is a reflection of continued positive operating performance and an effective strategic plan.”

Reaffirm Annual Guidance for 2009

“If the current trends in frequency, severity and pricing remain stable in our book of business through 2009, we believe our Company will again report operating earnings of at least $4.25 per diluted share in 2009,” said Clinton.

The guidance and related assumptions are subject to the risks and uncertainties outlined in the Company’s Forward-Looking Statements section of this press release.

Consolidated Income Statement
(Dollars in thousands)
	Three Months Ended
	March 31,
	2009	2008

Direct Premiums Written	$ 30,121	$ 33,671

Net Premiums Written	$ 28,720	$ 32,175

Net Premiums Earned	$ 29,306	$ 31,647
Incurred Loss and Loss Adjustment Expenses:
Current Accident Year Losses	23,836	24,618
Prior Year Losses	(8,224)	(8,420)
Total	15,612	16,198

Underwriting Expenses	7,132	7,016
Underwriting Income	6,562	8,433
Investment Income	8,190	9,957
Other Income (1)	223	(593)
Other Expenses	(972)	(1,217)
Pre-tax Income	14,003	16,580
Federal Income Taxes	3,916	5,206
Net Income	$ 10,087	$ 11,374

Loss Ratio:
Current Accident Year	81.3%	77.8%
Prior Year Development	-28.0%	-26.6%
Calendar Year	53.3%	51.2%

Underwriting Expense Ratio	24.3%	22.2%

Combined Ratio	77.6%	73.4%

(1) Includes realized gains and losses

Direct premiums written were $30.1 million in the first quarter of 2009, down $3.6 million or 10.5% from the same period a year ago. The decline in direct premiums written for the quarter was primarily the result of rate reductions based on lower claims frequency trends and competitive pressures. We insured 8,806 physicians at March 31, 2009, down slightly from 9,068 insureds at year end 2008.

Net premiums earned in the first quarter of 2009 were down $2.3 million or 7.4% from the first quarter of 2008. The decline in net premiums earned was less than the declines in direct premiums written due to the lag in recognition of the effects of premium decreases.

The 2009 first quarter loss ratio was 53.3% with $8.2 million of positive development from prior accident years. For the three months ended March 31, 2008, the loss ratio was 51.2% with $8.4 million of positive prior year development. On an accident year basis, the loss ratio in the first quarter of 2009 was 81.3%, up from the 77.8% reported in the first quarter of 2008. The increases in the loss ratios reflect the impact of our recent rate decreases.

Claim frequency continued to be at historically low levels. The number of claims reported in the first quarter of 2009 was 244 similar to the 232 reported in the first quarter of 2008. Our open claim count was 1,429, down 14.5% from 1,672 at March 31, 2008 and was relatively flat from year-end 2008. Our average paid claims have remained relatively stable since 2002. We continue to be committed to careful reserving practices. Our average net case reserve per open claim stands at $179,000 at March 31, 2009, up from $148,600 from the same period last year.

The underwriting expense ratio increased slightly in the first quarter of 2009 to 24.3% from 22.2% in the first quarter of 2008. The increase in the underwriting expense ratio was the result of our lower premium rates and volume and the amortization of our new policy and claims information system. Other expenses were down in the first quarter of 2009 due to a $303,000 decline in interest on our trust preferred debt.

Investments

Investment income was $8.2 million in the first quarter of 2009, down from $10.0 million for the same period in 2008. The overall investment yield decreased from 4.7% in the first quarter 2008 to 4.0% in the first quarter of 2009. These decreases are primarily attributable to lower short-term interest rates and the increased allocation to tax-exempt securities in our investment portfolio. Our after-tax yield was 3.11%, down 32 basis points from the first quarter of 2008. Our bond portfolio continued to perform well with no impairments in the quarter. We have included a detailed listing of our fixed-income investment portfolio as of March 31, 2009 as a supplement to this press release.

Balance Sheet and Equity Information

APCapital’s total assets were $996.5 million at March 31, 2009, down $9.3 million from December 31, 2008. At March 31, 2009, the Company’s total shareholders’ equity was $248.1 million, down $5.9 million from December 31, 2008. The decrease in shareholders’ equity is a result of the $10.1 million of net income for the first quarter of 2009 being offset by the Company utilizing $12.3 million of equity to repurchase its common shares and $959,000 to pay the first quarter dividend and declines in the market value of our strategic equity investments.

Capital Management

In the first quarter of 2009, APCapital repurchased 295,200 shares at an average cost of $41.72 per share. APCapital has the following outstanding share repurchase authorizations:

		Type of		(In thousands)
Date Approved	Authorization	Repurchase		Amount	Amount
By Board	Year	Plan		Authorized	Remaining (1)
December 11, 2008	2008	Rule 10b5-1		$20,000	$18,757	(2)
February 7, 2008	NA	Discretionary	(3)	$25,000	$17,149
				$45,000	$35,906
NA = not applicable
(1) As of March 31, 2009.
(2) Amount was rolled over into 2009 and will terminate on December 31, 2009 if not completed.
(3) All shares will be repurchased under management's discretion in the open market or in privately negotiated transactions during the Company's normal trading windows.

The share repurchase program remains an integral part of APCapital’s capital management program. APCapital seeks to maintain an optimal, but flexible, level of capital during this softer market cycle.

In the first quarter of 2009, the Board of Directors declared a first quarter cash dividend of $0.11 per common share, which was paid to shareholders on March 31, 2009. Today, APCapital’s Board of Directors declared a second quarter cash dividend of $0.11 per common share payable on June 30, 2009 to shareholders of record on June 12, 2009.

Conference Call

APCapital will host a live conference call to discuss first quarter 2009 financial results on Friday, May 1, 2009 at 10:00 a.m. Eastern Time. Investors are invited to participate in our live call by dialing (877) 718-5098 or (719) 325-4839. A live webcast will also be available in a listen-only format on APCapital’s website, http://www.apcapital.com. An archived edition of the Webcast can be accessed by going to APCapital’s website and selecting “For Investors,” then “Webcasts.” For individuals unable to listen to the live conference call, a telephone replay will be available by dialing (888) 203-1112 or (719) 457-0820 and entering the conference ID code: 9433796. The replay will be available through 11:59 p.m. Eastern Time on May 7, 2009.

Corporate Description

American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest and New Mexico markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.

Forward-Looking Statements

Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. When we discuss future operating results or use words such as “will,” “should,” “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. These forward-looking statements represent our outlook only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the following:

  increased competition could adversely affect our ability to sell our products at premium rates we deem adequate, which may result in a decrease in premium volume, a decrease in our profitability, or both;
  our reserves for unpaid losses and loss adjustment expenses are based on estimates that may prove to be inadequate to cover our losses;
  market liquidity and volatility associated with the current financial crisis makes the fair values of our investments more difficult to estimate and may have other unforeseen consequences that we are currently unable to predict;
  an interruption or change in current marketing and agency relationships could reduce the amount of premium we are able to write;
  if we are unable to obtain or collect on ceded reinsurance, our results of operations and financial condition may be adversely affected;
  our geographic concentration in certain Midwestern states and New Mexico ties our performance to the business, economic, regulatory and legislative conditions in those states;
  a downgrade in the A.M. Best Company financial strength rating of our primary insurance subsidiary could reduce the amount of business we are able to write;
  changes in interest rates could adversely impact our results of operation, cash flows and financial condition;
  the unpredictability of court decisions could have a material adverse financial impact on our operations;
  our business could be adversely affected by the loss of one or more of our key employees;
  the insurance industry is subject to regulatory oversight that may impact the manner in which we operate our business, our ability to obtain future premium rate increases, the type and amount of our investments, the levels of capital and surplus deemed adequate to protect policyholder interests, or the ability of our insurance subsidiaries to pay dividends to the holding company;
  our status as an insurance holding company with no direct operations could adversely affect our ability to meet our debt obligations and fund future cash dividends and share repurchases;
  legislative or judicial changes in the tort system may have adverse or unintended consequences that could materially and adversely affect our results of operations and financial condition;
  applicable law and certain provisions in our articles and bylaws may prevent and discourage unsolicited attempts to acquire our Company that may be in the best interest of our shareholders or that might result in a substantial profit to our shareholders;

  any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Other factors not currently anticipated by management may also materially and adversely affect our financial condition, liquidity or results of operations. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Return on Equity

As a way of evaluating our capital management strategies we measure and monitor our return on equity, or ROE, in addition to our results of operations. We measure ROE as our net income for the period divided by our total shareholders’ equity as of the beginning of the period. Other companies sometimes calculate ROE by dividing annualized net income by an average of beginning and ending shareholders’ equity. Accordingly, the ROE percentage we provide may not be comparable with those provided by other companies. We also use a modified version of ROE as the basis for determining performance-based compensation.

Definition of Non-GAAP Financial Measures

APCapital uses operating income, a non-GAAP financial measure, to evaluate APCapital’s underwriting performance. Operating income differs from net income by excluding the after-tax effect of realized capital gains and (losses).

Although the investment of premiums to generate investment income and capital gains or (losses) is an integral part of an insurance company’s operations, APCapital’s decisions to realize capital gains or (losses) are independent of the insurance underwriting process. In addition, under applicable GAAP accounting requirements, losses may be recognized for accounting purposes as the result of other than temporary declines in the value of investment securities, without actual realization. APCapital believes that the level of realized gains and (losses) for any particular period is not indicative of the performance of our ongoing underlying insurance operations in a particular period. As a result, APCapital believes that providing operating income (loss) information makes it easier for users of APCapital’s financial information to evaluate the success of APCapital’s underlying insurance operations.

In addition to APCapital’s reported loss ratios, management also uses accident year loss ratios, a non-GAAP financial measure, to evaluate APCapital’s current underwriting performance. The accident year loss ratio excludes the effect of prior years’ loss reserve development. APCapital believes that this ratio is useful to investors as it focuses on the relationships between current premiums earned and losses incurred related to the current year. Although considerable variability is inherent in the estimates of losses incurred related to the current year, APCapital believes that the current estimates are reasonable.

Summary Financial Information
American Physicians Capital, Inc.

Balance Sheet Data	March 31,	December 31,
	2009	2008
	(In thousands, except per share data)
Assets:
Available-for-sale - bonds	$ 231,046	$ 222,941
Held-to-maturity - bonds	458,928	481,750
Other invested assets	18,963	24,320
Cash and cash equivalents	118,729	101,637
Cash and investments	827,666	830,648

Premiums receivable	31,599	34,024
Reinsurance recoverable	83,503	86,397
Deferred federal income taxes	19,355	18,573
Other assets	34,392	36,181
Total assets	$ 996,515	$ 1,005,823

Liabilities and Shareholders' Equity:
Unpaid losses and loss adjustment expenses	$ 645,197	$ 644,396
Unearned premiums	55,645	55,984
Long-term debt	25,928	25,928
Other liabilities	21,653	25,478
Total liabilities	748,423	751,786

Common stock	-	-
Additional paid-in-capital	-	-
Retained earnings	242,881	246,173
Accumulated other comprehensive income:
Net unrealized gains on investments,
net of deferred federal income taxes	5,211	7,864
Shareholders' equity	248,092	254,037

Total liabilities and shareholders' equity	$ 996,515	$ 1,005,823

Shares outstanding	8,569	8,812

Book value per share	$ 28.95	$ 28.83

Summary Financial Information
American Physicians Capital, Inc.

Income Statement
	Three Months Ended
	March 31,
	2009	2008
	(In thousands, except per share data)
Direct premiums written	$ 30,121	$ 33,671

Net premiums written	$ 28,720	$ 32,175

Net premiums earned	$ 29,306	$ 31,647
Investment income	8,190	9,957
Net realized gains (losses)	-	(782)
Other income	223	189
Total revenues	37,719	41,011

Losses and loss adjustment expenses	15,612	16,198
Underwriting expenses	7,132	7,016
Other expenses	972	1,217
Total expenses	23,716	24,431

Income before income taxes	14,003	16,580
Federal income tax expense	3,916	5,206
Net income	$ 10,087	$ 11,374

Adjustments to reconcile net income to operating income:
Net income	$ 10,087	$ 11,374
Addback:
Net realized (gains) losses, net of tax	-	508
Net operating income	$ 10,087	$ 11,882

Ratios:

Loss ratio (1)	53.3%	51.2%
Underwriting ratio (2)	24.3%	22.2%
Combined ratio (3)	77.6%	73.4%

Earnings per share data:

Net income
Basic	$ 1.15	$ 1.15
Diluted	$ 1.13	$ 1.13

Net operating income
Basic	$ 1.15	$ 1.20
Diluted	$ 1.13	$ 1.18

Basic weighted average shares outstanding	8,739	9,916
Diluted weighted average shares outstanding	8,890	10,110

(1) The loss ratio is calculated by dividing incurred loss and loss adjustment expenses by net premiums earned.

(2) The underwriting ratio is calculated by dividing underwriting expenses by net premiums earned.

(3) The combined ratio is the sum of the loss and underwriting ratios.

Summary Financial Information
American Physicians Capital, Inc.

Selected Cash Flow Information
	Three Months Ended
	March 31,
	2009	2008
	(In thousands)

Net cash from operating activities	$ 14,291	$ 12,808

Net cash from investing activities	$ 15,265	$ 23,581

Net cash for financing activities	$(12,464)	$(20,922)

Net increase in cash and cash equivalents	$ 17,092	$ 15,467

American Physicians Capital, Inc.
Supplemental Statistics
Medical Professional Liability

	Reported	Net Premium
Three Months Ended	Claim Count	Earned
		(In thousands)
March 31, 2009	244	$ 29,302
December 31, 2008	182	30,704
September 30, 2008	233	30,494
June 30, 2008	261	31,420
March 31, 2008	232	31,657
December 31, 2007	245	33,471
September 30, 2007	191	35,517
June 30, 2007	269	34,896
March 31, 2007	247	35,034
December 31, 2006	267	37,051
September 30, 2006	297	37,774
June 30, 2006	296	37,517
March 31, 2006	308	37,448

			Average Net
		Average Net	Paid Claim
	Open	Case Reserve	(Trailing Four
Three Months Ended	Claim Count	Per Open Claim	Quarter Average)

March 31, 2009	1,429	$ 179,000	$ 74,500
December 31, 2008 (1)	1,418	166,500	72,500
September 30, 2008	1,540	153,100	69,200
June 30, 2008	1,639	150,000	65,700
March 31, 2008	1,672	148,600	63,100
December 31, 2007	1,741	144,800	67,500
September 30, 2007	1,913	144,200	70,400
June 30, 2007	2,124	136,200	69,600
March 31, 2007	2,200	138,800	56,600
December 31, 2006	2,256	137,900	59,100
September 30, 2006	2,347	138,800	57,600
June 30, 2006	2,558	136,300	63,000
March 31, 2006	2,976	120,400	78,800
December 31, 2005	2,991	122,400	75,900
September 30, 2005	3,109	119,100	67,900
June 30, 2005	3,211	116,300	68,200
March 31, 2005	3,344	114,900	65,200

	Retention Ratio
	Three Months Ended	Year Ended	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Michigan	88%	87%	88%
Illinois	88%	88%	87%
Ohio	87%	85%	90%
New Mexico	91%	86%	88%
Kentucky	88%	90%	90%
Total (all states)	88%	87%	88%

(1) Excludes the effect of approximately $16.6 million of negative paid losses resulting from the commutation of the Company's 2005 medical professional liability reinsurance treaty.

AMERICAN PHYSICIANS CAPITAL, INC AND SUBSIDIARIES
INVESTMENT HOLDING SUPPLEMENT
AS OF MARCH 31, 2009
		Fair	Amortized	Par
CUSIP	Description	Value (1)	Cost	Value
AVAILABLE-FOR-SALE DEBT SECURITIES		(in thousands)
States And Political Subdivisions
709141-Q5-7	PENNSYLVANIA ST	$ 10,069	$ 9,381	$ 9,000
196454-FL-1	CO DEPT TRANSN REV	7,364	6,927	6,575
718814-XK-7	PHOENIX ARIZONA	7,136	6,617	6,300
95667Q-AN-6	WEST VA ST SCH BLDG AUTH REV	7,046	6,823	6,500
646135-2Y-8	NEW JERSEY ST TRANSN TR FD AUTH	7,032	6,828	6,500
646039-JA-6	NEW JERSEY ST	6,960	6,524	6,225
741701-VD-5	PRINCE GEORGES CNTY MD	6,839	6,299	6,000
928172-HL-2	VIRGINIA ST PUB BLDG AUTH PUB FAC	6,690	6,231	6,000
709141-Z7-3	PENNSYLVANIA ST	6,645	6,187	5,965
977056-8D-5	WISCONSIN ST	6,605	6,216	6,000
167723-BD-6	CHICAGO ILL TRAN AUTH CAP GRNT RC	6,565	6,361	6,000
373383-N7-9	GEORGIA ST	6,112	5,757	5,485
391554-AP-7	GREATER ALBANY SCH DIST NO 8J OR	5,665	5,247	5,000
592013-7M-2	METROPOLITAN GOVT NASHVILLE & DAV	5,642	5,229	5,000
419780-S5-1	HAWAII ST REF-SER DG	5,548	5,186	5,000
575827-3X-6	MASSACHUSETTS ST CONS LN-SER C 5	5,545	5,225	5,000
186343-UR-8	CLEVELAND OHIO	5,544	5,374	5,050
594700-CA-2	MICHIGAN ST TRUNK LINE FD	5,513	5,195	5,000
181054-7U-5	CLARK CNTY NEV SCH DIST	5,476	5,183	5,000
452151-PZ-0	ILLINOIS ST	5,468	5,170	5,000
92817F-XF-8	VIRGINIA ST PUB SCH AUTH	5,462	5,190	5,000
79575D-LQ-1	SALT RIV PROJ ARIZ AGRIC IMPT	5,439	5,258	5,000
527839-BY-9	LEWIS CNTY WASH PUB UTIL	5,423	5,199	5,000
972176-6H-9	WILSON CNTY TENN	3,378	3,273	3,075
972176-6J-5	WILSON CNTY TENN	3,230	3,182	3,005
665093-EF-3	NORTHERN COOK CNTY ILL SOLID WASTE	1,302	1,264	1,200
665093-EE-6	NORTHERN COOK CNTY ILL SOLID WASTE	1,299	1,264	1,200
969073-HN-8	WILL CNTY ILL CMNTY HIGH SCH DIST	1,127	1,076	1,000
250092-F4-0	DES MOINES IOWA 5% 06-01-2012 BEO	1,112	1,040	1,000
615401-HU-3	MOON AREA SCH DIST PA	568	525	500
708796-AP-2	PENNSYLVANIA HSG FIN AGY	533	500	500
Subtotal States And Political Subdivisions		158,337	149,731	143,080

		Fair	Amortized	Par
CUSIP	Description	Value (1)	Cost	Value
Corporate Securities
904764-AG-2	UNILEVER CAP CORP	6,988	6,637	6,500
459200-AL-5	INTERNATIONAL BUSINESS MACHS CORP	6,824	6,385	6,000
00508Y-AB-8	ACUITY BRANDS INC	6,525	6,496	6,500
002824-AS-9	ABBOTT LABS	6,433	5,993	6,000
084664-AD-3	BERKSHIRE HATHAWAY FIN CORP SR	6,085	5,751	6,000
26353L-JB-8	DU PONT E I DE NEMOURS & CO	6,011	5,657	6,000
369604-BC-6	GENERAL ELEC CO	5,549	5,361	6,000
210805-DP-9	CONTINENTAL AIRLS EETC	5,476	6,500	6,500
717081-CZ-4	PFIZER INC	5,136	4,993	5,000
456866-AK-8	INGERSOLL RAND CO	5,026	4,773	5,000
149123-BM-2	CATERPILLAR INC	4,865	4,730	5,000
24713@-AA-4	DELOITTE & TOUCHE USA LLP	3,962	4,000	4,000
45072G-AA-0	I-PRETSL II COMBINATION LTD	2,244	2,244	2,244
369604-AY-9	GENERAL ELEC CO	1,000	966	1,000
075887-AS-8	BECTON DICKINSON & CO	511	478	500
Subtotal Corporate Securities		72,635	70,964	72,244

Mortgage-Backed Securities
393505-XC-1	GREEN TREE FINANCIAL CORP	74	95	95
Subtotal Mortgage-Backed Securities		74	95	95

TOTAL AVAILABLE-FOR-SALE DEBT SECURITIES		$ 231,046	$ 220,790	$ 215,419

(1) = Available-for-sale debt securities are carried in the balance sheet at fair value.

AMERICAN PHYSICIANS CAPITAL, INC AND SUBSIDIARIES
INVESTMENT HOLDING SUPPLEMENT
AS OF MARCH 31, 2009

		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
HELD-TO-MATURITY DEBT SECURITIES		(in thousands)
U.S. Government and Agency Obligations
3133XF-KV-7	FHLB NOTE	$ 15,103	$ 15,000	$ 15,000
31331S-JW-4	FFCB NOTE	14,981	14,951	15,000
3136F6-TH-2	FNMA NOTE	10,009	9,922	10,000
3133X7-HV-9	FHLB NOTE	4,590	4,562	4,550
Subtotal U.S. Government and Agency Obligations		44,683	44,435	44,550

AMERICAN PHYSICIANS CAPITAL, INC AND SUBSIDIARIES
INVESTMENT HOLDING SUPPLEMENT
AS OF MARCH 31, 2009

		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
States And Political Subdivisions
64711R-BD-7	NM FIN AUTH ST TRANSN REV SR	7,265	7,251	6,805
677519-SC-5	OHIO ST	7,191	6,912	6,615
29270C-HK-4	ENERGY N W WASH ELEC REV	7,211	6,862	6,500
341150-QU-7	FLORIDA ST	7,094	6,848	6,500
576002-AS-8	MASSACHUSETTS ST SPL OBLIG	7,211	6,835	6,500
645916-WU-7	NEW JERSEY ECONOMIC DEV AUTH REV	6,952	6,801	6,500
93974A-NH-3	WA ST REF-VAR PURP-SER R-03-A	6,874	6,702	6,500
736742-MA-2	PORTLAND ORE SWR SYS REV	6,685	6,545	6,000
167484-3S-1	CHICAGO ILL	6,507	6,398	6,000
576000-AZ-6	MASSACHUSETTS ST SCH BLDG AUTH DE	6,548	6,310	6,000
455393-AM-0	INDIANAPOLIS IND THERMAL ENERGY	6,338	6,308	6,000
928109-JY-4	VIRGINIA ST	6,517	6,306	6,000
040654-KT-1	ARIZONA ST TRANSN BRD HWY REV	6,498	6,266	6,000
20772F-JN-1	CONNECTICUT ST	6,543	6,070	5,730
647310-G3-9	NEW MEXICO ST SEVERANCE TAX	6,108	6,033	6,000
837147-XX-0	SC ST PUB SVC AUTH REV REF-SER D	5,904	5,703	5,430
341426-PT-5	FLORDIA ST BRD OF ED PUB ED-SER J	5,805	5,573	5,290
472682-LZ-4	JEFFSN CNTY ALA SWR REV CAP IMPT	5,659	5,431	5,230
591745-F5-8	METROPOLITAN ATLANTA RAPID TRAN A	5,435	5,370	5,040
478700-B2-2	JOHNSON CNTY KANS UNI SCH DIST	5,446	5,348	5,000
181324-MB-7	CLARK CNTY WASH SCH DIST NO 119	5,337	5,281	5,000
262608-NQ-1	DU PAGE & WILL CNTYS ILL CMNTY SCH	5,621	5,256	5,000
576004-ED-3	MASSACHUSETTS ST SPL OBLIG	5,527	5,237	5,000
677519-3S-7	OHIO ST	5,494	5,236	5,000
442436-2F-7	HSTN TEX WTR & SWR SYS	5,582	5,210	5,000
199820-QY-0	COMAL TEX INDPT SCH DIST	5,330	5,192	5,000
604128-3H-9	MINNESOTA ST	5,435	5,192	5,000
46613Q-AM-6	JEA FLA ST JOHNS RIV PWR PK SYS	5,311	5,182	5,000
40785E-MW-3	HAMILTON SOUTHEASTERN IND CONS SCH	5,074	5,060	4,725
235416-ZU-1	DALLAS TEX WTRWKS & SWR SYS REV	5,081	4,636	4,455
385640-FG-7	GRAND IS NEB ELEC REV SYS	4,741	4,607	4,485
509228-EQ-1	LAKE CNTY ILL ADLAI E STEVENSON HS	4,153	3,950	3,750
491552-PM-1	KENTUCKY ST TPK AUTH ECONOMIC DEV	3,767	3,650	3,500
040663-2J-4	ARIZONA ST UNIV REVS 5 25% 07-01-	3,564	3,437	3,220
927793-NT-2	RPAR HOLDINGS REF-US RT 58 CORR	3,258	3,151	3,000
927793-NU-9	VIRGINIA COMWLTH TRANSN BRD TRANS	3,232	3,144	3,000
509228-ER-9	LAKE CNTY ILL ADLAI E STEVENSON HS	3,078	2,930	2,795
040663-2K-1	ARIZONA ST UNIV REVS	2,879	2,808	2,645
259291-DD-1	DOUGLAS CNTY NEB SCH DIST NO 001	2,719	2,617	2,500
97705L-FZ-5	WISCONSIN ST	2,157	2,116	2,000
235416-A7-9	DALLAS TEX WTRWKS & SWR SYS REV	2,206	2,109	2,045
438670-FF-3	HONOLULU HAWAII CITY & CNTY	2,012	1,955	1,855
678519-FD-6	OKLAHOMA CITY OKLA	1,168	1,141	1,075
345874-PH-8	FOREST LAKE MINN INDPT SCH DIST	1,066	1,062	1,000
463813-GW-9	IRVING TEX INDPT SCH DIST	1,098	1,059	1,000
659048-CN-0	NORTH DAVIESS IND SCH BLDG CORP	1,085	1,046	1,000
718814-UE-4	PHOENIX ARIZ	1,061	1,038	1,000
93974A-NL-4	WA ST REF-VAR PURP-SER R-03-A	1,048	1,024	1,000
452001-WT-3	ILL EDL AUTH REVS	820	775	750
641459-VK-5	NEVADA ST G/O RFDG	654	652	650
181211-DJ-9	CLARK CNTY WASH SCH DIST NO 101	611	598	570
263417-GJ-0	DU PAGE CNTY ILL CMNTY HS	544	536	520
341535-PW-6	FLORIDA ST BRD ED PUB ED	550	527	500
517840-WW-0	LAS VEGAS VALLEY NEV WTR DIST	524	525	500
799098-DD-7	SAN MIGUEL CNTY COLO SCH DIST	536	525	500
442352-AH-3	HOUSTON TEX AREA WTR CORP	559	524	500
040654-JV-8	AZ ST TRANSN BRD HWY REV SER B 5	546	523	500
51166F-AD-1	LAKELAND FLA ENERGY SYS REV	538	521	500
54811B-EP-2	LOWER COLO RIV AUTH TEX TRANSMISS	508	512	500
159195-MY-9	CHANNELVIEW TEX INDPT SCH DIST	508	486	475
655181-BJ-3	NOBLESVILLE-SOUTHEASTN PUB LIBR	492	482	460
Subtotal States And Political Subdivisions		235,265	227,384	216,615

AMERICAN PHYSICIANS CAPITAL, INC AND SUBSIDIARIES
INVESTMENT HOLDING SUPPLEMENT
AS OF MARCH 31, 2009

		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
Corporate Securities
74740F-GF-7	QUAKER OATS CO	6,610	6,366	6,000
134429-AM-1	CAMPBELL SOUP CO	6,473	6,236	6,000
41011W-AH-3	JOHN HANCOCK GLOBAL FDG	6,054	6,209	6,000
855707-AB-1	ST AUTO FINL CORP SR	6,046	6,048	6,000
035229-CD-3	ANHEUSER BUSCH	4,322	4,364	4,310
438516-AK-2	HONEYWELL INTL INC	3,150	3,081	3,000
615337-AA-0	THE MONY GROUP	2,518	2,593	2,510
075887-AR-0	BECTON DICKINSON CO	1,019	1,014	1,000
693506-AY-3	PPG INDUSTRIES INC	841	838	830
751277-AM-6	RALSTON PURINA CO	519	512	500
36962E-4Z-9	GEN ELEC CAP CORP	400	402	400
Subtotal Corporate Securities		37,952	37,663	36,550

Mortgage-Backed Securities
31394N-4U-9	FHLMC MULTICLASS SER 2713	15,297	15,113	15,000
31394K-AD-6	FHLMC MULTICLASS SER 2687	15,249	15,108	15,000
31394P-3P-6	FHLMC MULTICLASS SER 2740	15,281	15,108	15,000
31395L-VJ-7	FHLMC MULTICLASS PREASSIGN 00465	14,219	13,704	13,586
31394M-A2-6	FHLMC MULTICLASS SER 2708	13,202	13,086	13,000
31395K-PG-2	FHLMC MULTICLASS SER 2903	10,496	10,381	10,448
31394K-G6-5	FHLMC MULTICLASS SER 2693	10,161	10,069	10,000
31395K-CV-3	FHLMC MULTICLASS SER 2905	10,320	9,995	10,000
31394W-HE-1	FHLMC MULTICLASS SER 2784	5,682	5,638	5,667
31394G-H7-1	FHLMC REMIC SERIES 2649	5,478	5,308	5,476
31393D-DS-7	FNMA REMIC TRUST 2003-58	4,638	4,517	4,651
31394G-N8-2	FHLMC REMIC SERIES 2659	4,413	4,329	4,385
31393Y-XE-0	FNMA REMIC SER 2004-45	4,332	4,302	4,306
31394W-HQ-4	FHLMC MULTICLASS SER 2784	4,314	4,289	4,283
31393T-CP-9	FNMA REMIC TRUST 2003-92	4,279	4,223	4,265
31394Y-LZ-5	FHLMC MULTICLASS SER	4,082	3,991	4,018
31394Y-BU-7	FHLMC MULTICLASS PREASSIGN	3,181	3,175	3,179
31395A-LR-4	FHLMC MULTICLASS SER 2807	2,994	3,028	2,970
31394Y-NA-8	FHLMC MULTICLASS PREASSIGN	1,429	1,373	1,382
31394Y-6G-4	FHLMC MULTICLASS PREASSIGN	1,357	1,350	1,352
31393Y-US-2	FNMA REMIC TR 2004-42	1,232	1,231	1,231
31362J-E6-8	FNMA ARM #062257	61	62	61
36224V-H5-7	GNMA POOL #339652	35	35	33
31375A-G3-7	FNMA P/T 328818	18	18	17
36225A-ET-3	GNMA PLATINUM P/T 780146	11	11	10
31368H-US-0	FNMA ARM MEGA POOL #190593	2	2	2
Subtotal Mortgage-Backed Securities		151,763	149,446	149,322

TOTAL HELD-TO-MATURITY DEBT SECURITIES		$ 469,663	$ 458,928	$ 447,037

(2) Held-to-maturity debt securities are carried in the balance sheet at amortized cost.

CUSIP	Description		Cost
CASH & CASH EQUIVALENTS			(in thousands)
31846V-41-9	FIRST AMER TREAS OBLIG		825
665278-70-1	NORTHERN INSTL FDS GOVT SELECT		82,763
Subtotal Money Market Funds			83,588

42823J-S1-4	HEWLETT PACKARD CO		10,992
2441W0-S6-6	DEERE & CO		10,991
89233G-S1-5	TOYOTA MOTOR CREDIT		9,991
89233G-RE-8	TOYOTA MOTOR CREDIT		998
70109L-R9-9	PARKER HANNIFIN CORP		505
Subtotal Commercial Paper			33,477

	CERTIFICATE OF DEPOSIT		100
	ZERO BALANCE CASH SWEEP ACCOUNTS		1,564
Subtotal Cash and CDs			1,664
TOTAL CASH & CASH EQUIVALENTS			$ 118,729

CONTACT:
American Physicians Capital, Inc.
Ann Storberg, Investor Relations (517) 324-6629